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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                   May 1, 2000





                               AMEREN CORPORATION
             (Exact name of registrant as specified in its charter)




           Missouri                 1-14756                      43-1723446
(State or other jurisdiction      (Commission                 (I.R.S. Employer
        of incorporation)         File Number)               Identification No.)




                 1901 Chouteau Avenue, St. Louis, Missouri 63103
              (Address of principal executive offices and Zip Code)






       Registrant's telephone number, including area code: (314) 621-3222


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ITEM 5. OTHER EVENTS

     Reference is made to Item 1. Business under the captions "General", "Capital Program and Financing" and "Regulation" and Item 2. Properties in the Registrant's Form 10-K for the year ended December 31, 1999, and to Management's Discussion and Analysis of Financial Condition and Results of Operations under the caption "Electric Industry Restructuring" in the 1999 Annual Report to Stockholders pages incorporated by reference under Item 7 of the 1999 Form 10-K, for a discussion of the plan of Central Illinois Public Service Company (AmerenCIPS), the Registrant's subsidiary, to transfer its electric generating facilities to a new nonregulated subsidiary of the Registrant pursuant to Illinois' Electric Service Customer Choice and Rate Relief Law of 1997.

     On May 1, 2000, following the receipt of all required State and Federal regulatory approvals, AmerenCIPS' transferred its electric generating assets and liabilities to a newly created nonregulated company, Ameren Energy Generating Company (Generating Company), a wholly-owned subsidiary of the Registrant, in exchange for a promissory note from Generating Company in the principal amount of approximately $600 million (the net book value of the assets and liabilities) and Generating Company common stock. The promissory note has a term of five years and bears interest at 7% based on a 10-year amortization. The transferred assets represent a generating capacity of approximately 2,900 megawatts. Approximately 45% of AmerenCIPS' employees were transferred to Generating Company as a part of the transaction.

     Also on May 1, 2000, an electric power supply agreement was entered into between Generating Company and its newly created nonregulated affiliate, Ameren Energy Marketing Company (Marketing Company). On the same date, Marketing Company entered into an electric power supply agreement with AmerenCIPS to supply it sufficient power to meet native load requirements. This agreement expires December 31, 2004. Power will continue to be jointly dispatched between Union Electric Company, another subsidiary of the Registrant, and Generating Company.

     The creation of the new subsidiaries and the transfer of AmerenCIPS' generating assets and liabilities had no effect on the financial statements of the Registrant as of the date of transfer.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            AMEREN CORPORATION
                                              (Registrant)


                                            By    /s/ Warner L. Baxter
                                                -------------------------
                                                      Warner L. Baxter
                                               Vice President and Controller
                                               (Principal Accounting Officer)


Date: May 5, 2000


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